__________________________________________________________________

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

July 9, 2008	0-25053
Date of Report (Date of earliest event reported)	Commission File Number

theglobe.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 East Broward Boulevard ,Suite 1400 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)

(954) 769-5900
(Registrant's telephone number, including area code)

Preliminary Note: This Report contains financial information and includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, the borrowing of funds under the Company’s Revolving Line of Credit and the consummation of the Purchase Agreement, as reported in this Report on Form 8-K and in our prior Reports on Form 8-K (Dates of Report, June 6, 2008 and June 10, 2008). These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com's future results, please see the Company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2007 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance and actual results may, and often do, differ adversely from these forward-looking statements.

Item 8.01. Other Events.

Purchase Agreement

As previously reported, on June 10, 2008, theglobe entered into a Purchase Agreement (the "Purchase Agreement"), by and between theglobe.com, its subsidiary, Tralliance Corporation (“Tralliance") and The Registry Management Company, LLC (“Registry Management” or “Buyer”), whereby theglobe will (i) issue two hundred twenty nine million (229,000,000) shares of its common stock (the “Shares”) and (ii) sell the business and substantially all of the assets of its subsidiary, Tralliance, to Registry Management (the “Purchase Transaction”) for consideration consisting of (i) surrender to theglobe of secured demand convertible promissory notes issued by theglobe and held by the Buyer in the aggregate principal amount of $4,250,000, together with all accrued and unpaid interest thereon (approximately, $1,148,439 as of May 31, 2008), (ii) satisfaction of outstanding rent and miscellaneous fees due and unpaid to the Buyer through the date of closing of the Proposed Transaction (equal to an aggregate of approximately $722,000 as of May 31, 2008), and (iii) an earn-out equal to 10% of the Buyer’s “net revenue” (as defined) derived from “.travel” names registered by the Buyer through May 5, 2015.

One of the other conditions to the closing of the Purchase Transaction - namely, approval by stockholders of theglobe representing over 50% of the issued and outstanding shares of stock of theglobe - was initially satisfied by written action of some of our stockholders on June 12, 2008. On July 9, 2008, the same stockholders further ratified their prior action dated June 12, 2008 and approved anew the transaction contemplated by the Purchase Transaction.

$100,000 Loan

As previously reported, on June 6, 2008 the Company and its subsidiaries, as guarantors, entered into a Revolving Loan Agreement with Dancing Bear Investments, Inc. (“Dancing Bear”), pursuant to which Dancing Bear may loan up to Five Hundred Thousand Dollars ($500,000) to the Company on a revolving basis (the “Credit Line”). In connection with its entry into the Credit Line, the Company borrowed $100,000 from the Credit Line. On June 19, 2008, the Company borrowed an additional $100,000 from the Credit Line. On July 10, 2008, the Company borrowed an additional $100,000 from the Credit Line (the “Loan”). Accordingly, as of July 10, 2008, the Company has borrowed a total of $300,000 from Dancing Bear. The Company intends to use the proceeds from the Loan for general working capital. The Company may from time to time request additional advances under the Credit Line provided that the amount of outstanding principal shall never exceed $500,000. All requests for additional advances are subject to approval by Dancing Bear in their sole and absolute discretion. All amounts under the Credit Line will become due and payable on the first anniversary date of the Credit Line, or sooner upon the occurrence of an event of default under the loan documentation. Dancing Bear is controlled by Michael Egan, our Chairman and Chief Executive Officer. In connection with the Credit Line, the Company executed and delivered a promissory note to Dancing Bear in the amount of $500,000 bearing interest at ten percent (10%) per annum on the principal amount then outstanding. The Company’s subsidiaries unconditionally guaranteed the Credit Line by entering into an Unconditional Guaranty Agreement. All amounts outstanding from time to time under the Credit Line are secured by a lien on all of the assets of the Company and its subsidiaries pursuant to a Security Agreement with Dancing Bear.

Item 9.01. Financial Statements and Exhibits

(a)(b)(c) None

(d) Exhibits

10.1	Revolving Loan Agreement dated as of June 6, 2008 by and between theglobe.com, inc. and Dancing Bear Investments, Inc. (1)

10.2	$500,000 Promissory Note dated June 6, 2008 (1)

10.3	Unconditional Guaranty Agreement dated June 6, 2008. (1)

10.4	Security Agreement dated June 6, 2008 (1)
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(1) Incorporated by reference to the exhibits filed as part of our Current Report on Form 8-K dated June 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

theglobe.com, inc.

Dated: July 15, 2008	By:	/s/ Edward Cespedes
Edward Cespedes, President

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Revolving Loan Agreement dated as of June 6, 2008 by and between theglobe.com, inc. and Dancing Bear Investments, Inc.. (1)

10.2	$500,000 Promissory Note dated June 6, 2008 (1)

10.3	Unconditional Guaranty Agreement dated June 6, 2008. (1)

10.4	Security Agreement dated June 6, 2008 (1)
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(1) Incorporated by reference to the exhibits filed as part of our Current Report on Form 8-K dated June 6, 2008.